Exhibit 99.1

1750 Tysons Boulevard, Suite 1300, McLean, VA 22102 tel: 703.918.4480 fax: 703.714.6511 www.alionscience.com

FOR IMMEDIATE RELEASE

Contact:

Peter J. Jacobs

Tel: 703.269.3473

E-mail: pjacobs@alionscience.com

Alion Science and Technology Announces Updated Results of Exchange Offer, Consent Solicitation, and Unit Offering

Early Tender and Expiration Dates for 10.25% Senior Notes Extended Further

McLean, Virginia — June 18, 2014 —Alion Science and Technology Corporation (the “Company”) announced today updated results in connection with its previously announced exchange offer, consent solicitation and unit offering relating to its 10.25% Senior Notes due 2015 (the “Unsecured Notes”) and the further extension of the Early Tender Date and the Expiration Date.   The transactions are part of the previously announced transaction in which the Company is seeking to refinance its existing indebtedness.

As of 5:00 p.m. on June 17, 2014 (the “Early Tender Date”), according to Global Bondholder Services Corporation, the Information and Exchange Agent, approximately $213,038,000, or 90.65%, of the aggregate principal amount of outstanding Unsecured Notes had been validly tendered for exchange and not withdrawn in the exchange offer and consent solicitation pursuant to the following options in the exchange offer:

Option	Amount Tendered	Percentage Tendered
New Securities Option	$207,605,000	88.34%
Cash Option	$3,989,000	1.70%
New Securities Plus Unit Offering	$1,444,000	0.61%
Total	$213,038,000	90.65%

The Company has extended the Early Tender Date to 5:00 p.m., New York City time, on June 23, 2014.  The Company has also extended the Expiration Date of the exchange offer and consent solicitation from 9:00 a.m., New York City time, on June 25, 2014 to 9:00 a.m., New York City time, on July 2, 2014 (the “Expiration Date”).

The Company has extended the expiration date of the unit offering to 5:00 p.m., New York City time, on June 23, 2014.  As of 5:00 p.m. on June 17, 2014, according to Global Bondholder Services Corporation, holders of Unsecured Notes have elected to purchase approximately 93 units in the unit offering for an aggregate purchase price of approximately $55,800.  The election to purchase units in the unit offering cannot be revoked, except as required by law.

For each $1,000 principal amount of Unsecured Notes accepted for exchange in the exchange offer that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on June 23, 2014, holders will receive an additional $15.00 in cash (the “Early Tender Payment”).  Holders who tender after 5:00 p.m., New York City time, on June 23, 2014, but prior to the Expiration Date, will not be entitled to receive the Early Tender Payment.

As of 5:00 p.m. on May 28, 2014 (the “Withdrawal Deadline”), holders were no longer entitled to withdraw tendered Unsecured Notes, except as required by law.  Further, since the second supplemental indenture has been entered into, holders may not revoke the related consents, except as required by law.

The Company continues to take all actions necessary to complete the exchange offer, consent solicitation and unit offering and related transactions (the “Transactions”).  The completion of the Transactions is subject to the conditions described in the prospectus, including the satisfaction or waiver by the Company of the minimum tender condition, which requires that 95% of the outstanding aggregate principal amount of Unsecured Notes be validly tendered (and not validly withdrawn) in the exchange offer. Subject to applicable law and certain of our contractual agreements, the Company may waive certain conditions applicable to the Transactions, including the minimum tender condition, and may extend, terminate or amend the Transactions, without reinstituting the Withdrawal Deadline or extending the Expiration Date, except as required by law.

The offer is being made only by means of a prospectus, as supplemented.  Copies of the prospectus, as supplemented, and the transmittal materials may be obtained free of charge, by contacting the Information and Exchange Agent at the following address:

Global Bondholder Services

By Facsimile (for eligible institutions only): (212) 430-3775/3779

Confirmation: (212) 430-3774

By Phone:  866-470-3900 (toll free)

By Mail, Overnight Courier Hand Delivery:

65 Broadway, Suite 404

New York, New York 10006

Attn: Corporate Actions

They can also be obtained free of charge at http://www.gbsc-usa.com/Alion, the SEC’s website (http://www.sec.gov), or by contacting Alion Science and Technology Corporation, 1750 Tysons Boulevard, Suite 1300, McLean, Virginia 22102, (703) 918-4480, Attention: Kevin Boyle, Senior Vice President, General Counsel & Secretary.

A registration statement relating to the Transactions was declared effective by the Securities and Exchange Commission on May 9, 2014. The full terms of the Transactions, including descriptions of the Third-Lien Notes, the material differences between the Third-Lien Notes and the Unsecured Notes, the unit offering, and other information relating to the Transactions are contained in the prospectus dated May 13, 2014, as supplemented on May 16, 2014 and May 28, 2014.

Goldman, Sachs & Co. has been retained to act as the dealer manager and solicitation agent in connection with the exchange offer and consent solicitation. The information and exchange agent for the Transactions is Global Bondholder Services Corporation. Questions regarding the procedures for participating in the Transactions, requests for assistance regarding the process, and requests for additional copies of the prospectus and transmittal materials governing the Transactions may be directed to Global Bondholder Services at its address set forth below.

This press release does not constitute an offer to sell any securities or the solicitation of an offer to exchange any of the Company’s outstanding Unsecured Notes or any other security, nor shall there be any sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Information included in this press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding the expected terms of the proposed refinancing transaction. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions.  Factors that could cause actual results to differ materially from anticipated results include, but are not limited to: the inability to refinance the Company’s indebtedness on satisfactory terms, or at all, prior to maturity of such indebtedness; U.S. government debt ceiling limitations, sequestration, continuing resolutions, or other similar federal government budgetary or funding issues; U.S. government shutdowns; U.S. government decisions to reduce funding for projects the Company supports; failure to retain the Company’s existing government contracts, win new business and win re-competed contracts; failure of government customers to exercise contract options; limits on financial and operational flexibility given the Company’s substantial debt and debt covenants; the effect, if any, of the Company’s refinancing efforts and financial condition on its relationships with its customers and the Company’s ability to attract new business; material changes to the

Company’ capital structure, including financing transactions which may dilute ESOP participants’ interest in the Company’s capital stock; and other factors discussed in this press release, the Company’s annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and subsequent Current Reports on Form 8-K, in each case as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any of the forward-looking statements made in this press release, whether as a result of new information, future events, changes in expectations or otherwise.

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